UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Oportun Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of the Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Oportun provides inclusive, affordable financial services that empower hardworking individuals to build better futures

Supported by robust customer demand and favorable credit and market conditions, we pursued an ambitious growth strategy leading up to and following our 2019 IPO to extend our impact across underserved communities, strengthen relationships with our loyal members, and unlock long-term value for stockholders through an expanded suite of products

However, the economic environment changed rapidly and unexpectedly beginning in early 2022; rising and sustained inflation increased costs of living and impacted our customers’ ability to repay their loans, putting significant pressure on our business, and rising interest rates increased our cost of capital

The Board and management took swift and decisive action to reposition the business – tightening credit standards, reducing our cost structure, and streamlining our operations

As a result of these actions, our performance has improved; we have delivered improved credit metrics and increased profitability, and the market has recognized our progress – our stock price has more than doubled over the last 12 months, outperforming all but one of our peers as well as the relevant stock indices

Despite the meaningful progress we have made, one of our stockholders, Findell Capital Management, is pursuing a disruptive proxy contest, seeking to remove our CEO from the Board and replace him with a candidate who, in our view, lacks unique or additive skills and is not a suitable replacement for our CEO

We have met with Findell numerous times, objectively considered its suggestions, and taken several actions consistent with its recommendations; we have continued to take actions to optimize our Board composition and governance to align with best practices

For more information, visit VoteForOportun.com

Replacing our CEO with a candidate who is materially less qualified is a serious mistake that would risk destabilizing Oportun at a critical time	Stockholders should vote on the GREEN proxy card to support the management team and incumbent directors who are delivering results and committed to advancing Oportun’s progress and momentum

* Source: Bloomberg. Data as of June 13, 2025.

Please vote on the GREEN proxy card “FOR” Oportun’s two nominees,

and “WITHHOLD” on Findell’s candidate, using one of the following options:

Online – Follow the instructions set forth on the enclosed GREEN proxy card

Phone – Follow the instructions set forth on the enclosed GREEN proxy card

Mail – Sign and date the enclosed GREEN proxy card and return it in the postage-paid envelope provided

Remember, please discard and do not sign any white Findell proxy card. If you have already voted using a white proxy card, you may cancel that vote simply by voting again using the Company’s GREEN proxy card or GREEN voting instruction form. Only your latest-dated vote will count!

If you have any questions about how to vote your shares, please call the firm assisting us with the solicitation of proxies
(877) 800-5195 (toll-free from the U.S. and Canada) +1 (412) 232-3651 (from other countries)

Cautionary Statement on Forward-Looking Statements

Certain statements in this communication are “forward-looking statements”. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this communication, including statements as to our future performance, progress and momentum, financial position and our strategic initiatives, and the Annual Meeting, are forward-looking statements. These statements can be generally identified by terms such as “expect,” “plan,” “goal,” “target,” “anticipate,” “assume,” “predict,” “project,” “outlook,” “continue,” “due,” “may,” “believe,” “seek,” or “estimate” and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as “will,” “should,” “would,” “likely” and “could.” These statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events, financial trends and risks and uncertainties that we believe may affect our business, financial condition and results of operations. These risks and uncertainties include those risks described in our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K for the year ended December 31, 2024, as well as our subsequent filings with the SEC. These forward-looking statements speak only as of the date on which they are made and, except to the extent required by federal securities laws, we disclaim any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by law. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

© 2025 Oportun, Inc. All rights reserved.	OPRTMGMT1PG